UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2008, John P. McLaughlin resigned as Chief Executive Officer (“CEO”) and as a member of the board of directors of Anesiva, Inc. (the “Company” or “Anesiva”) effective June 13, 2008.

On June 16, 2008, the Company’s board of directors appointed Michael L. Kranda to succeed Mr. McLaughlin as the President and CEO of Anesiva, effective June 16, 2008. Mr. Kranda was also appointed as a member of the Company’s board of directors, effective June 16, 2008, and will serve as a Class I director, whose term of office expires at the 2010 annual meeting of Anesiva’s stockholders.

On June 16, 2008, the Company issued a press release announcing the events described above, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Appointment of Mr. Kranda

Mr. Kranda, age 54, has served as a consultant at Vulcan Capital, the private investment group of Vulcan Inc., since January 2007. From September 2003 to December 2006, Mr. Kranda was the Managing Director of biotechnology and life science investments at Vulcan Capital. From August 2002 to July 2003, Mr. Kranda was the Chief Executive Officer of Regulome Corporation, a biopharmaceutical company. From July 1996 to July 2002, Mr. Kranda served as Chief Executive Officer at Oxford GlycoSciences, a biotechnology company. Prior to joining Oxford GlycoSciences, Mr. Kranda was President and Chief Operating Officer at Immunex Corporation (which was acquired by Amgen Inc.), a biopharmaceutical company. Mr. Kranda also serves on the boards of BiPar Sciences, PTC Therapeutics, the Washington State Biotechnology Business Association and Raven Biotechnologies. Mr. Kranda received his B.A. from the University of Washington and M.B.A from the University of Washington School of Business.

Pursuant to the terms of Mr. Kranda’s offer letter, dated June 16, 2008, the Company has agreed to pay Mr. Kranda an annual base salary of $450,000 and a signing bonus of $100,000. If Mr. Kranda’s employment terminates for any reason before December 16, 2008, he will return all of the signing bonus to the Company. Mr. Kranda will be eligible to receive an annual cash bonus targeted at 50% of his base salary, as determined under the terms of the Company’s annual bonus program. Subject to approval of the Company’s board of directors, the Company has agreed to grant Mr. Kranda an option to purchase 500,000 shares of common stock of the Company under the terms of the Company’s 2003 Equity Incentive Plan. 25% of the shares subject to the option will vest after 12 months of continuous service and the balance of the shares will vest in equal monthly installments over the next 36 months of continuous service. Mr. Kranda’s offer letter also provides for certain Company-sponsored benefits including health insurance coverage.

Mr. Kranda’s employment is at-will, and either the Company or Mr. Kranda may terminate his employment at any time for any reason. Pursuant to Mr. Kranda’s offer letter, in the event he is terminated without cause or he voluntarily terminates employment for good reason, he will be entitled to 12 months of his then current base salary and monthly payment of health care coverage for 12 months pursuant to COBRA, assuming timely election of such coverage.

Mr. Kranda will also be entitled to the benefits provided in the Company’s Executive Change in Control Severance Benefits Plan, as amended (the “Plan”), which provides that if he is terminated without cause within three months prior to or 12 months following the effective date of a change in control of the Company or he resigns due to a constructive termination within 12 months following the effective date of a change in control of the Company, he will receive a cash severance payment equal to (a) two times his base salary, as in effect on the date of a covered termination, or, if higher, as in effect immediately prior to the change in control of the Company, (b) his maximum annual target cash bonus, as in effect on the date of a covered termination, or, if higher, as in effect immediately prior to the change in control of the Company, (c) continued premiums for health insurance coverage for a period of up to six months and (d) outplacement services for a period of three months.

The foregoing description of the material terms of Mr. Kranda’s employment arrangements does not purport to be complete and is qualified in its entirety by i) Mr. Kranda’s offer letter, attached hereto as Exhibit 10.64 and (ii) the Plan filed with the U.S. Securities and Exchange Commission on April 2, 2008 as Exhibit 10.58 to Anesiva’s Current Report on Form 8-K (File No. 000-50573). Both Mr. Kranda’s offer letter and the Plan are incorporated herein by reference.

Resignation of Mr. McLaughlin

The Company entered into a separation and consulting agreement with Mr. McLaughlin on June 13, 2008 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. McLaughlin’s resignation as Chief Executive Officer and from the board of directors of Anesiva was effective June 13, 2008. The Consulting Agreement provides that Mr. McLaughlin will receive (i) a lump sum payment of $218,000 and (ii) payment of COBRA premiums for up to 12 months following his resignation. Under the terms of the Consulting Agreement, the Company also engaged Mr. McLaughlin as a consultant to provide consulting services to the Company of up to 30 hours per month when and if requested by the Company. Mr. McLaughlin’s existing stock options and restricted stock grant will continue to vest during the consulting period. One of Mr. McLaughlin’s existing stock options will vest at an accelerated rate during the consulting period. Mr. McLaughlin’s consulting relationship with the Company will continue for 12 months, unless it is terminated earlier for cause. The Consulting Agreement also includes a waiver and release of claims by Mr. McLaughlin.

The foregoing description of the material terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, attached hereto as Exhibit 10.65 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.64	Offer Letter between Anesiva, Inc. and Michael L. Kranda, dated as of June 16, 2008.

10.65	Separation and Consulting Agreement between Anesiva, Inc. and John P. McLaughlin, dated as of June 13, 2008.

99.1	Press Release, dated June 16, 2008, “Anesiva Names Michael L. Kranda as President, Chief Executive Officer and Member of its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2008	ANESIVA, INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.64	Offer Letter between Anesiva, Inc. and Michael L. Kranda, dated as of June 16, 2008.

10.65	Separation and Consulting Agreement between Anesiva, Inc. and John P. McLaughlin, dated as of June 13, 2008.

99.1	Press Release, dated June 16, 2008, “Anesiva Names Michael L. Kranda as President, Chief Executive Officer and Member of its Board of Directors.”